UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nikola Urges Stockholders to Vote NOW “FOR” Each Proposal Before Annual Meeting on June 30, 2022

•Vote by phone at (855) 935-2562, if in North America, or 1-(207) 607-7123, if international
•Vote online at www.proxyvote.com
•Deadline to vote: stockholders as of the close of business on April 4, 2022, need to VOTE by 11:59 p.m., Eastern Time on June 29, 2022
•An affirmative vote from a majority of all outstanding shares is required to approve Proposal 2

PHOENIX – June 21, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, today issued the following letter to its stockholders urging them to vote before the Company’s 2022 Annual Meeting of Stockholders to be held virtually on June 30, 2022, at 9:00 a.m. Pacific Time. Additional information can be found at nikolamotor.com/investors.

The full text of the letter follows:

June 21, 2022

VOTE TODAY: Call Alliance Advisors or Go Online to Vote FOR Each Proposal at Nikola’s Annual Stockholder Meeting

Vote by Calling (855) 935-2562 or 1-(207) 607-7123 or Visiting www.proxyvote.com

Robinhood Holders Vote at www.proxypush.com

Voting Deadline is 11:59 p.m., Eastern Time on June 29, 2022

Dear Nikola Stockholders,

As we get closer to our Annual Meeting on June 30, 2022, I am reaching out to urge you to vote FOR each of the four proposals that we need your support to approve. Voting will remain open until 11:59 p.m., Eastern Time on June 29, 2022, so we urge you to VOTE TODAY!

Your vote “FOR” Proposal 2 is particularly important as it allows us to increase the number of shares of our company's common stock and requires an affirmative vote from the majority of all outstanding shares for approval. Only votes actively cast “FOR” this proposal are counted, so it is critical that you vote, regardless of how many shares you own. Every vote matters.

Voting is Quick and Simple – You Can Vote by Telephone, Internet or Mail:
•By Phone: Please call Alliance Advisors, Nikola’s proxy solicitor, toll-free, at (855) 935-2562. International voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about voting.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.
•By Internet: If you hold shares in "street name," you can vote by following the instructions shared by your broker, bank or other nominee. You can vote by going to www.proxyvote.com. Please make sure you have your control number when visiting the website.
◦If you are a Robinhood holder, you can vote your shares at www.proxypush.com and follow the instructions you have received.

•By Mail: You can vote by completing, signing, dating and returning the proxy card.
•No further action is required if you have already voted FOR the proposals.

ALL stockholders are encouraged to VOTE, including individual holders. Stockholders as of the close of business on April 4, 2022, should vote their shares even if they no longer own them. The Annual Meeting will be held virtually on June 30, 2022, at 9:00 a.m. Pacific Time.

There are many exciting developments happening at Nikola – we recently started production and our initial serial battery-electric vehicles are being shipped to dealers for customer delivery. We’ve also begun our fuel cell electric vehicle pilot testing with select customers, and we continue to expand our strategic partner network.

On behalf of our entire team and Board of Directors, thank you for your continued support of Nikola.

Sincerely,

Mark Russell, Chief Executive Officer and President